UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

March 30, 2012
Date of report (Date of earliest event reported)

Gramercy Capital Corp.
(Exact Name of Registrant as Specified in Charter)

Maryland	001-32248	06-1722127
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

420 Lexington Avenue	10170
New York, New York	(Zip Code)
(Address of Principal Executive Offices)

(212) 297-1000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing of obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On March 30, 2012, GKK Realty Advisors LLC (“Manager”), a wholly owned subsidiary of Gramercy Capital Corp., entered into an Asset Management Services Agreement (the “Management Agreement”) with KBS Acquisition Sub, LLC (“KBSAS”), a wholly owned subsidiary of KBS Real Estate Investment Trust, Inc. (“KBS REIT”), pursuant to which Manager will provide asset management services to KBSAS with respect to certain underlying real estate assets (the “Properties”) that were transferred to affiliates of KBSAS pursuant to a collateral transfer and settlement agreement (the “Settlement Agreement”), dated as of September 1, 2011, by and among GKK Stars Acquisition LLC (“GKK Stars”), KBSAS, KBS GKK Participation Holdings I, LLC, KBS GKK Participation Holdings II, LLC, KBS Debt Holdings Mezz Holder, LLC and KBS Acquisition Holdings, LLC.

The Management Agreement provides for Manager’s continued management of the Properties, as further specified in the Management Agreement, through December 31, 2015 for (i) a base management fee of $12.0 million per year, payable monthly, plus the reimbursement of all property related expenses paid by Manager on behalf of KBSAS (the “Base Management Fee”), subject to deferral of $166,667 per month at KBSAS’s option until the accrued amount equals $2.5 million or June 30, 2013, whichever is earlier, and (ii) an incentive fee (the “Threshold Value Profits Participation”) in an amount equal to the greater of: (a) $3.5 million and (b) 10% of the amount, if any, by which the portfolio equity value exceeds $375.0 million (as adjusted for future cash contributions into, and distributions out of, KBSAS by KBS REIT). In any event, the Threshold Value Profits Participation is capped at a maximum of $12.0 million. The Threshold Value Profits Participation is payable 60 days after the earlier to occur of June 30, 2014 (or March 31, 2015 upon satisfaction of certain extension conditions, including the payment by KBSAS to Manager of a $750,000 extension fee) and the date on which KBSAS, directly or indirectly, sells, conveys or otherwise transfers at least 90% of the Properties (by value).

Further, KBSAS and Manager each acknowledges, among other things, that each of KBSAS and GKK Stars had completely satisfied their respective obligations under the Settlement Agreement to the date of the Management Agreement and that no breach event had occurred under the Settlement Agreement.

The term of the Management Agreement will continue to December 31, 2015 unless earlier terminated as therein provided. The Management Agreement may be terminated by Manager, (i) without any KBSAS default under the Management Agreement, on or after December 31, 2012, upon 90 days’ prior written notice or (ii) at any time by five business days’ prior written notice in the event of a KBSAS default under the Management Agreement. The Management Agreement may be terminated by KBSAS, (i) without Cause (as defined in the Management Agreement), with an effective termination date of March 31 or September 30 of any year but at no time prior to April 1, 2013, upon 90 days’ prior written notice or (ii) at any time after April 1, 2013 for Cause. In the event of a termination of the Management Agreement by KBSAS after April 1, 2013 but prior to December 31, 2015, Manager will be entitled to receive a declining balance termination fee, ranging from $5.0 million to $2.0 million, calculated as specified in the Management Agreement.

The foregoing description of the Management Agreement is qualified in its entirety by reference to the text of such agreement, which is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Asset Management Services Agreement, dated as of March 30, 2012, by and between KBS Acquisition Sub, LLC and GKK Realty Advisors, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 3, 2012

GRAMERCY CAPITAL CORP.

By:	/s/ Jon W. Clark
Name: Jon W. Clark
Title: Chief Financial Officer